Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ganesh Moorthy, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Microchip Technology Incorporated on Form 10-Q for the period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Microchip Technology Incorporated.

By:	/s/ Ganesh Moorthy
Name:	Ganesh Moorthy
Title:	President, Chief Executive Officer, and Director
Date:	November 2, 2023

I, J. Eric Bjornholt, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Microchip Technology Incorporated on Form 10-Q for the period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Microchip Technology Incorporated.

By:	/s/ J. Eric Bjornholt
Name:	J. Eric Bjornholt
Title:	Senior Vice President and Chief Financial Officer
Date:	November 2, 2023